     As filed with the Securities and Exchange Commission on August 15, 2007
                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------
                            FALCONSTOR SOFTWARE, INC.

         DELAWARE                                        77-0216135
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

          2 HUNTINGTON QUADRANGLE                         11747
                 SUITE 2S01                             (Zip Code)
             MELVILLE, NEW YORK
(Address of principal executive offices)

                            2006 INCENTIVE STOCK PLAN
                 2007 OUTSIDE DIRECTORS EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                  REIJANE HUAI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            FALCONSTOR SOFTWARE, INC.
                             2 HUNTINGTON QUADRANGLE
                                   SUITE 2S01
                            MELVILLE, NEW YORK 11747
                     (Name and address of agent for service)

                                  631-777-5188
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                              STEVEN WOLOSKY, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                65 E. 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                            Proposed
                                                             Maximum
                                        Amount to be     offering price       Proposed Maximum          Amount of
Title of Securities to be registered    registered(1)       per share     Aggregate Offering Price   Registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per            312,000          $9.99(2)           $3,116,880.00(2)        $95.69(2)(3)
share:
restricted shares issued and
outstanding.........................
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
share:  shares subject to
outstanding options.................         149,750         $10.27(2)           $1,537,932.50(2)        $47.21(2)(3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
share:  shares reserved for future
issuance under the 2006 Plan........      18,103,250          $9.99(2)         $180,851,467.50(2)     $5,552.14(2)(3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
share:  shares reserved for future
issuance under the 2007 Plan........          35,000          $9.99(2)           $2,347,650.00(2)        $72.07(2)(3)
-----------------------------------------------------------------------------------------------------------------------
TOTAL...............................      18,800,000                           $187,853,930.00        $5,767.12
=======================================================================================================================

(1)   Pursuant to Rule 416(c) under the  Securities Act of 1933, as amended (the
      "Securities Act") this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit
      plans   described   herein.   There  are  also   registered   hereby  such
      indeterminate  number  of shares of  Common  Stock,  $.001 par value  (the
      "Common  Stock") as may become  issuable by reason of the operation of the anti-dilution  provisions of the FalconStor Software, Inc. (the "Company")
      2006 Incentive Stock Plan (the "2006 Plan") and the 2007 Outside Directors
      Equity Compensation Plan (the "2007 Plan").

(2)   Includes  149,750  shares with respect to which options were granted at an average exercise price of $10.27 per share. With respect to the restricted shares of Common Stock and the  remaining  shares  available  for issuance under the 2006 Plan,  pursuant to Rule 457(h) under the  Securities Act of
      1933, as amended (the  "Securities  Act"),  the offering  price per share, solely for the purpose of determining  the  registration  fee, is equal to the average trading price of the Company's Common Stock as reported on the
      Nasdaq Global Market on August 10, 2007 of $9.99 per share.

(3)   Registration  fees were previously paid for the  registration of 1,500,000 shares  (Registration No. 333-139032) under the 2006 Plan. The Company can issue up to  20,000,000  shares  under the 2006  Plan.  The fee being paid herewith  pertains to an  aggregate of  18,800,000  shares of Common Stock issuable upon  exercise of options or the grant of restricted  stock under the 2006  Plan and the 2007 Plan  comprised  of  300,000  shares of Common
      Stock  under the 2007  Plan and up to  18,500,000  shares of common  stock issuable pursuant to the 2007 Plan.

EXPLANATORY NOTE

      The Company has prepared this  Registration  Statement in accordance  with the  requirements of Form S-8 under the Securities  Act, to register  18,500,000 shares of Common  Stock,  $.001 par value per  share,  of the  Company  issuable pursuant to the 2006 Plan and 300,000  shares of Common  Stock,  $.001 par value per share,  of the  Company  issuable  pursuant  to the 2007 Plan.  The  Company previously  registered  1,500,000 shares (Registration No. 333-139032) under the
Company's 2006 Plan, 8,662,296 shares (Registration No. 333-69834) and 2,000,000 shares  (Registration No. 333-103925) under the Company's 2000 Stock Option Plan
(the "2000 Plan"), as well as an aggregate of 3,800,000 shares (Registration No.
333-125126)  under the 2000 Plan and the Company's 2004 Outside  Directors Stock
Option Plan (the "2004  Plan").  Pursuant to General  Instruction E to Form S-8,
the contents of the prior registration statements relating to the 2000 Plan, the
2004 Plan and the 2006 Plan,  and all periodic  reports  that the Company  filed after such  Registration  Statements to maintain current  information  about the
Company are hereby incorporated by reference.

      This Form S-8 includes a Reoffer  Prospectus  prepared in accordance  with
Part I of Form S-3 under the  Securities  Act.  The  Reoffer  Prospectus  may be
utilized for reofferings and resales of shares of Common Stock acquired pursuant to the (i) 2000  Plan and (ii) the 2004  Plan  (iii)  the 2006 Plan and (iv) the
2007 Plan and (v) the Company's  1994 Outside  Directors  Stock Option Plan, the
shares of which were previously registered.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     PLAN INFORMATION

      The documents containing the information  concerning the Plans required by
Item 1 of  this  Registration  Statement  on Form  S-8,  and  the  statement  of availability of registrant information, employee benefit plan annual reports and other  information  required  by Item 2 of Form  S-8,  will be sent or  given to persons  eligible to  participate  in the Plans as specified  by Rule  428(b)(1)
under  the  Securities  Act.  We  will  maintain  a file of  such  documents  in accordance  with the provisions of Rule 428 and, upon request,  shall furnish to the Commission or its staff a copy or copies of documents included in such file.
Pursuant to the instructions to Form S-8, these documents are not required to be and are not being  filed  either as part of this  Registration  Statement  or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities
Act.  These  documents  and the  documents  incorporated  by  reference  in this
Registration  Statement  pursuant  to  Item 3 of  Part  II of  Form  S-8,  taken together, constitute part of a prospectus that meets the requirements of Section
10(a) of the Securities Act.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      Any of the  documents  incorporated  by  reference in Item 3 of Part II of this  Registration  Statement  (which documents are incorporated by reference in this Section 10(a) prospectus) and the other documents  required to be delivered to  employees  pursuant  to Rule  428(b)  will be  available  without  charge to participants in the Plans upon written or oral request by contacting:

                       FalconStor Software, Inc.
                       2 Huntington Quadrangle
                       Suite 2S01
                       Melville, New York 11747
                       Attention:  Chief Financial Officer
                       (631) 777-5188

PROSPECTUS

                                4,727,979 SHARES
                            FALCONSTOR SOFTWARE, INC.
                         COMMON STOCK ($.001 PAR VALUE)

      This  prospectus  relates to the  reoffer  and  resale by certain  selling stockholders  of  shares  of our  Common  Stock  that may be issued by us to the selling  stockholders  upon the exercise of stock options granted under our 2000
Stock  Option  Plan,  our 2004 Outside  Directors  Stock  Option Plan,  our 2006
Incentive Stock Plan, our 2007 Outside Directors Equity Compensation Plan or our
1994 Outside Directors Stock Option Plan. In addition,  this Prospectus  relates to 312,000 shares of restricted stock held by the selling stockholders and which were issued under our 2006 Incentive  Stock Plan and our 2007 Outside  Directors
Equity  Compensation  Plan. We previously  registered  the offer and sale of the shares to the selling  stockholders.  This  Prospectus  also  relates to certain underlying  options and shares of restricted stock that have not as of this date been granted. If and when such options or shares of restricted stock are granted to persons  required  to use the  prospectus  to  reoffer  and resell the shares underlying such options or the shares of restricted  stock, we will distribute a prospectus supplement. The shares are being reoffered and resold for the account of the selling stockholders and we will not receive any of the proceeds from the resale of the shares.

      The selling  stockholders  have advised us that the resale of their shares may be  effected  from time to time in one or more  transactions  on the  Nasdaq
Global  Market,  in  negotiated  transactions  or  otherwise,  at market  prices prevailing at the time of the sale or at prices otherwise negotiated.  See "Plan of  Distribution."  We will bear all expenses in connection with the preparation of this prospectus.

      Our Common  Stock is listed on the  Nasdaq  Global  Market.  On August 14,
2007,  the closing price for the Common Stock,  as reported by the Nasdaq Global
Market, was $10.09.

--------------------------------------------------------------------------------

THIS INVESTMENT INVOLVES RISK.  SEE "RISK FACTORS" BEGINNING AT PAGE 3.

--------------------------------------------------------------------------------

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES
COMMISSION  HAS  DETERMINED  WHETHER THIS  PROSPECTUS IS TRUTHFUL OR COMPLETE.
THEY HAVE NOT MADE,  NOR WILL  THEY  MAKE,  ANY  DETERMINATION  AS TO  WHETHER
ANYONE SHOULD BUY THESE  SECURITIES.  ANY  REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this Prospectus is August 15, 2007.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT

                                        i

                      WHERE YOU CAN FIND MORE INFORMATION

      We have filed a  registration  statement  on Form S-8 with the SEC for our common stock offered in this offering.  This prospectus does not contain all the information  set forth in the  Registration  Statement.  You should refer to the
Registration Statement and its exhibits for additional information.  Whenever we make references in this prospectus to any of our contracts,  agreements or other documents,  the references are not necessarily  complete and you should refer to the exhibits to the Registration  Statement for copies of the actual  contracts, agreements or other documents.

      We file annual,  quarterly and special reports, proxy statements and other information  with the Securities and Exchange  Commission  (the "SEC").  You may
read and copy any document we file at the SEC's public reference room located at
100 F Street, N.E.,  Washington,  D.C. 20549. You may obtain further information
on  the  operation  of  the  public   reference  room  by  calling  the  SEC  at
1-800-SEC-0330.  Our SEC  filings  are also  available  to the  public  over the
Internet  at the  SEC's  Web site at  http://www.sec.gov.  You may also  request copies of such documents,  upon payment of a duplicating  fee, by writing to the
SEC at 100 F Street, N.E., Washington, D.C. 20549. Reports, proxy statements and other  information  concerning  us can also be  inspected  at the Nasdaq  Global
Market Operations,  1735 K Street,  N.W.,  Washington,  D.C. 20006. You may also find recent documents we filed on our website at www.falconstor.com.

                           INCORPORATION BY REFERENCE

      The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose  important  information to you by referring you  to  those  documents.  The  information  we  incorporate  by  reference  is considered to be part of this  prospectus,  and  information  that we file later with the SEC will  automatically  update  and  supersede  this  information.  We incorporate by reference the documents  listed below and any future filings made by us with the SEC under Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934,  until the sale of all the shares of Common Stock that are part of this offering.  The documents we are  incorporating  by reference are as follows:

      (1)   Our Annual Report on Form 10-K for the year ended December 31, 2006;

      (2)   Our Proxy  Statement on Schedule  14a for the 2007 Annual  Meeting
            of Stockholders;

      (3)   Our  Quarterly  Report on Form 10-Q for the quarter  ended March 31,
            2007;

      (4)   Our  Quarterly  Report on Form 10-Q for the  quarter  ended June 30,
            2007; and

      (5)   The  description of our Common Stock  contained in our  registration statement  on Form  8-A  declared  effective  by the SEC on June 28,
            1994,  including any  amendments or reports filed for the purpose of updating that description.

      You may request a copy of these  filings,  excluding  the exhibits to such filings  which  we have  not  specifically  incorporated  by  reference  in such filings, at no cost, by writing or telephoning us at the following address:

                  FalconStor Software, Inc.
                  2 Huntington Quadrangle
                  Suite 2S01
                  Melville, New York  11747
                  Attention: Chief Financial Officer
                  (631) 777-5188

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement we filed with the SEC.
You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different  information.  The Selling Stockholders will not make an offer of these  shares in any state  where  the offer is not  permitted.  You should not assume that the  information in this  prospectus or any supplement is accurate as of any other date than the date on the front of those documents.

                                  RISK FACTORS

DUE TO THE UNCERTAIN AND SHIFTING  DEVELOPMENT OF THE NETWORK  STORAGE  SOFTWARE
MARKET AND OUR  RELIANCE  ON OUR  PARTNERS,  WE MAY HAVE  DIFFICULTY  ACCURATELY
PREDICTING REVENUE FOR FUTURE PERIODS AND APPROPRIATELY BUDGETING FOR EXPENSES.

      The rapidly  evolving  nature of the network  storage  software  market in which we sell our  products,  the degrees of effort and success of our partners'
sales and  marketing  efforts,  and other  factors  that are beyond our control, reduce our ability to  accurately  forecast our  quarterly  and annual  revenue.
However,  we must use our  forecasted  revenue to establish our expense  budget.
Most of our  expenses  are fixed in the short  term or  incurred  in  advance of anticipated revenue. As a result, we may not be able to decrease our expenses in a timely manner to offset any shortfall in revenue.

THE MARKET FOR STORAGE  AREA  NETWORKS  AND NETWORK  ATTACHED  STORAGE ARE STILL
MATURING,  AND OUR BUSINESS WILL SUFFER IF THEY DO NOT CONTINUE TO DEVELOP AS WE
EXPECT.

      The continued adoption of Storage Area Networks (SAN) and Network Attached
Storage (NAS) solutions is critical to our future  success.  The markets for SAN and NAS  solutions  are still  maturing,  making it difficult  to predict  their potential  sizes or future  growth rates.  If these markets  develop more slowly than we expect,  our  business,  financial  condition  and results of operations would be adversely affected.

THE MARKET FOR DISK-BASED  BACKUP SOLUTIONS IS STILL MATURING,  AND OUR BUSINESS
WILL SUFFER IF IT DOES NOT CONTINUE TO DEVELOP AS WE EXPECT.

      The  continued  adoption  of  disk-based  backup  solutions,  such  as our
VirtualTape Library software,  is critical to our future success. The market for disk-based  backup  solutions is still maturing,  making it difficult to predict its potential  size or future  growth rate. If this market  develops more slowly than we expect,  our  business,  financial  condition  and results of operations would be adversely affected.

THE MARKET FOR IP-BASED  STORAGE  AREA  NETWORKS IS NEW AND  UNCERTAIN,  AND OUR
BUSINESS WILL SUFFER IF IT DOES NOT DEVELOP AS WE EXPECT.

      The rapid adoption of IP-based Storage Area Networks (SAN) is important to our future success.  The market for IP-based SANs is still  unproven,  making it difficult to predict the potential  size or future growth rate. We are uncertain whether a viable market for our products will develop or be sustainable. If this market fails to develop,  or develops more slowly than we expect,  our business, financial condition and results of operations would be adversely affected.

THE MARKET FOR INFINIBAND SOLUTIONS IS NEW AND UNCERTAIN,  AND OUR BUSINESS WILL
SUFFER IF IT DOES NOT DEVELOP AS WE EXPECT.

      The rapid  adoption of  InfiniBand  solutions  is  important to our future success.  The market  for  InfiniBand  solutions  is still  unproven,  making it difficult to predict the potential  size or future growth rate. We are uncertain whether a viable market for our products will develop or be sustainable. If this market fails to develop,  or develops more slowly than we expect,  our business, financial condition and results of operations would be adversely affected.

WE MAY NOT BE ABLE TO PENETRATE THE SMALL/MEDIUM  BUSINESS AND SMALL OFFICE/HOME
OFFICE MARKETS.

      We  offer  products  for  the   small/medium   business  (SMB)  and  small
office/home office (SOHO) markets. Our products may not be attractive to the SMB and the SOHO  markets,  or to reach  agreements  with  OEMs and  resellers  with significant presences in the SMB and SOHO markets. If we are unable to penetrate the SMB and SOHO markets,  we will not be able to recoup the expenses associated with our efforts in these markets and our ability to grow revenues could suffer.

THE MARKET FOR OUR  PRIMEVAULT(SM)  SERVICES IS COMPETITIVE  AND IT IS UNCERTAIN
WHETHER WE WILL  ATTRACT  ENOUGH  CUSTOMERS  TO PROVIDE  AN  ADEQUATE  RETURN ON
INVESTMENT.

      We have continued to make investments in infrastructure  and in operating, sales and marketing personnel for our PrimeVault disaster recovery, data backup, and VTL replication services.  The market for these services is competitive with a number of vendors  offering  similar  services.  Despite  what we believe  are
competitive   advantages  offered  by  our  PrimeVault  services  based  on  our proprietary IPStor and VTL families of software,  there can be no assurance that we will be able to attract enough customers,  or earn enough revenues,  to cover our investment in PrimeVault  services or to provide an adequate  return on that investment.

IF WE ARE UNABLE TO DEVELOP AND MANUFACTURE NEW PRODUCTS THAT ACHIEVE ACCEPTANCE
IN THE NETWORK STORAGE SOFTWARE MARKET, OUR OPERATING RESULTS MAY SUFFER.

      The network storage  software  market  continues to evolve and as a result there is continuing demand for new products. Accordingly, we may need to develop and manufacture new products that address  additional  network storage  software market  segments and emerging  technologies  to remain  competitive  in the data storage software industry. We are uncertain whether we will successfully qualify new network  storage  software  products with our customers by meeting  customer performance and quality specifications or quickly achieve high volume production of storage  networking  software  products.  Any  failure to address  additional market  segments  could harm our  business,  financial  condition  and operating results.

OUR  PRODUCTS  MUST  CONFORM TO  INDUSTRY  STANDARDS  IN ORDER TO BE ACCEPTED BY
CUSTOMERS IN OUR MARKETS.

      Our current products are only one part of a storage system. All components of these  systems  must  comply  with the same  industry  standards  in order to operate  together  efficiently.  We  depend  on  companies  that  provide  other components  of these  systems to conform to industry  standards.  Some  industry standards  may not be widely  adopted or  implemented  uniformly,  and competing standards  may emerge that may be  preferred by OEM  customers or end users.  If other  providers of components do not support the same industry  standards as we do, or if  competing  standards  emerge,  our  products  may not achieve  market acceptance, which would adversely affect our business.

OUR PRODUCTS MAY HAVE ERRORS OR DEFECTS THAT COULD RESULT IN REDUCED  DEMAND FOR
OUR PRODUCTS OR COSTLY LITIGATION.

      Our IPStor  platform,  including  VirtualTape  Library,  is complex and is designed to be deployed in large and  complex  networks.  Many of our  customers have unique infrastructures,  which may require additional professional services in order for our  software to work  within  their  infrastructures.  Because our products  are  critical  to the  networks  of  our  customers,  any  significant interruption in their service as a result of defects in our product could result in damage to our customers.  These problems could cause us to incur  significant service  and  engineering  costs,  divert  engineering  personnel  from  product development  efforts and  significantly  impair our ability to maintain existing customer  relationships  and  attract  new  customers.  In  addition,  a product liability claim,  whether  successful or not, would likely be time consuming and expensive to resolve and would divert management time and attention. Further, if we are unable to fix the errors or other problems that may be identified in full deployment,  we would likely experience loss of or delay in revenues and loss of market share and our business and prospects would suffer. Our other products may also  contain  errors or  defects.  If we are  unable to fix the errors or other problems that may be discovered,  we would likely experience loss of or delay in revenues and loss of market share and our business and prospects would suffer.

FAILURE OF STORAGE  APPLIANCES  POWERED BY IPSTOR TO INTEGRATE SMOOTHLY WITH END
USER SYSTEMS COULD IMPACT DEMAND FOR THE APPLIANCES.

      We have entered into agreements with resellers and OEM partners to develop storage  appliances that combine certain aspects of IPStor or VTL  functionality with third party  hardware to create single purpose  turnkey  solutions that are designed to be easy to deploy. In addition, in certain instances, we install our software  onto third  party  hardware  for resale to  end-users.  If the storage appliances  are not easy to deploy or do not  integrate  smoothly  with end user systems, the basic premise behind the appliances will not be met and sales would suffer.

OUR OEM  CUSTOMERS  REQUIRE  OUR  PRODUCTS  TO UNDERGO A LENGTHY  AND  EXPENSIVE
QUALIFICATION PROCESS THAT DOES NOT ASSURE PRODUCT SALES.

      Prior to offering  our  products  for sale,  our OEM  customers  typically require that each of our products  undergo an extensive  qualification  process, which  involves  interoperability  testing of our product in the OEM's system as well as rigorous reliability testing.  This qualification of a product by an OEM does not assure any sales of the product to the OEM.  Despite this  uncertainty, we devote substantial  resources,  including  engineering,  sales, marketing and management efforts,  toward qualifying our products with OEMs in anticipation of sales to them. If we are unsuccessful or delayed in qualifying any products with an OEM,  such failure or delay would  preclude or delay sales of that product to the OEM, which may impede our ability to grow our business.

WE RELY ON OUR OEM CUSTOMERS AND RESELLERS FOR MOST OF OUR SALES.

      Almost all of our sales come from  sales to end users of our  products  by our OEM customers and by our  resellers.  These OEM customers and resellers have limited resources and sales forces and sell many different products, both in the network  storage  software  market and in other  markets.  The OEM customers and resellers  may choose to focus  their  sales  efforts on other  products  in the network storage  software market or other markets.  The OEM customers might also choose not to  continue  to  develop or to market  products  which  include  our products.  This would likely result in lower revenues to us and would impede our ability to grow our business.

OUR OEM CUSTOMERS ARE NOT OBLIGATED TO CONTINUE TO SELL OUR PRODUCTS.

      We have  no  control  over  the  shipping  dates  or  volumes  of  systems incorporation  of our  product  that our OEM  customers  ship  and they  have no obligation  to ship systems  incorporating  our software  applications.  Our OEM
customers   also  have  no   obligation  to  recommend  or  offer  our  software
applications exclusively or at all, and they have no minimum sales requirements.
These OEMs also could choose to develop  their own data  protection  and network storage software  internally,  or to license software from our competitors,  and
incorporate   those  products  into  their  systems   instead  of  our  software
applications.  The OEMs that we do business  with also compete with one another.
If one of our OEMs views our arrangement  with another OEM as competing with its products, it may decide to stop doing business with us. Any material decrease in the volume of sales  generated by OEMs with whom we do business,  as a result of these factors or otherwise, would have a material adverse effect on our revenues and results of operations in future periods.

THE FAILURE OF OUR RESELLERS TO EFFECTIVELY SELL OUR SOFTWARE APPLICATIONS COULD
HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUES AND RESULTS OF OPERATIONS.

      We rely significantly on our value-added  resellers,  systems  integrators and corporate  resellers,  which we collectively refer to as resellers,  for the marketing and distribution of our software  applications and services.  However, our  agreements  with  resellers  are  generally  not  exclusive,  are generally renewable  annually and in many cases may be  terminated by either party without cause.  Many of our resellers carry software  applications  that are competitive with  ours.  These  resellers  may give a  higher  priority  to  other  software applications,  including those of our competitors,  or may not continue to carry our software  applications  at all. If a number of resellers were to discontinue or  reduce  the  sales of our  products,  or were to  promote  our  competitors'
products in lieu of our applications, it would have a material adverse effect on our future  revenues.  Events or occurrences of this nature could seriously harm our sales and results of operations.  In addition,  we expect that a significant portion of our sales growth will depend upon our ability to identify and attract new  reseller  partners.  The  use  of  resellers  is an  integral  part  of our distribution  network.  We  believe  that  our  competitors  also  use  reseller arrangements.  Our  competitors  may be more  successful in attracting  reseller partners and could enter into exclusive  relationships  with resellers that make it difficult to expand our reseller  network.  Any failure on our part to expand our  network of  resellers  could  impair our  ability to grow  revenues  in the future.

WE ARE  DEPENDENT  ON CERTAIN KEY  CUSTOMERS  AND A  SIGNIFICANT  PORTION OF OUR
RECEIVABLES IS CONCENTRATED WITH TWO CUSTOMERS.

      We tend  to have  one or  more  customers  account  for 10% or more of our revenues during each fiscal quarter. For the quarter ended June 30, 2007, we had one  customer  who  accounted  for  26% of our  revenues  and one  customer  who accounted  for 14% of our  revenues.  While we believe that we will  continue to receive  revenue from these  customers,  our  agreements do not have any minimum sales requirements and we cannot guarantee  continued revenue.  If our contracts with either of these customers  terminate,  or if the volume of sales from these customers significantly declines, it would have a material adverse effect on our operating results.

      In addition,  as of June 30, 2007, two customers  accounted for a total of
25%  of our  outstanding  receivables,  15%  and  10%,  respectively.  While  we currently have no reason to question the collectibility of these receivables,  a business failure or  reorganization  by either of these customers could harm our ability to collect these receivables and could damage our cash flow.

THE  REPORTING  TERMS OF SOME OF OUR OEM  AGREEMENTS  MAY CAUSE US DIFFICULTY IN
ACCURATELY  PREDICTING  REVENUE FOR FUTURE  PERIODS,  BUDGETING  FOR EXPENSES OR
RESPONDING TO TRENDS.

      Certain of our OEM  customers  do not report  license  revenue to us until sixty  days or more  after  the end of the  quarter  in which the  software  was licensed.  There is thus a delay before we learn whether  licensing revenue from these OEMs has met,  exceeded,  or fallen short of  expectations.  The reporting schedule from these OEMs also means that our ability to respond to trends in the market could be harmed as well. For example, if, in a particular quarter, we see a significant increase or decrease in revenue from our channel sales or from one of our other OEM  partners,  there will be a delay in our  ability to  determine whether  this is an  anomaly  or a part of a  trend.  However,  we must  use our forecasted  revenue to establish  our expense  budget.  Most of our expenses are fixed in the short term or  incurred  in advance of  anticipated  revenue.  As a result, we may not be able to decrease our expenses in a timely manner to offset any  shortfall  in  revenue  or to  increase  our  sales,  marketing  or support headcounts to take advantage of positive developments.

ISSUES WITH THE HARDWARE SOLD BY OUR PARTNERS COULD RESULT IN LOWER SALES OF OUR
PRODUCTS.

      As part of our sales  channel,  we license our  software to OEMs and other partners  who install our  software on their own  hardware or on the hardware of other third parties. If the hardware does not function properly or causes damage to customers' systems, we could lose sales to future customers,  even though our
software  functions  properly.   Problems  with  our  partners'  hardware  could
negatively impact our business.

WE MUST MAINTAIN OUR EXISTING  RELATIONSHIPS AND DEVELOP NEW RELATIONSHIPS  WITH
STRATEGIC INDUSTRY PARTNERS.

      Part of our  strategy is to partner  with major  third-party  software and hardware  vendors who integrate our products into their offerings  and/or market our  products  to  others.  These  strategic  partners  often have  customer  or distribution  networks  to which we  otherwise  would  not  have  access  or the development  of  which  would  take up  large  amounts  of our  time  and  other resources.  There is intense  competition to establish  relationships with these strategic  partners.  Some of our agreements with our OEM customers grant to the
OEMs limited exclusivity rights to portions of our products for periods of time.
This could  result in lost sales  opportunities  for us with other  customers or could cause other potential OEM partners to consider or select software from our competitors  for their storage  solutions.  In addition,  the desire for product differentiation  could cause  potential OEM partners to select software from our competitors.  We cannot guarantee that our current strategic partners,  or those companies  with whom we may  partner  in the  future,  will  continue  to be our partners for any period of time.  If our software  were to be replaced in an OEM solution by competing  software,  or if our software is not selected by OEMs for future  solutions,  it would  likely  result in lower  revenues  to us and would impede our ability to grow our business.

CONSOLIDATION   IN  THE  NETWORK  STORAGE  INDUSTRY  COULD  HURT  OUR  STRATEGIC
RELATIONSHIPS.

      In the  past,  companies  with  whom we have OEM  relationships  have been acquired by other companies.  These acquisitions caused disruptions in the sales and  marketing  of our  products  and have had an  impact  on our  revenues.  If additional OEM customers are acquired, the acquiring entity might choose to stop offering solutions  containing our software.  Even if the solutions continued to be offered,  there might be a loss of focus and sales  momentum as the companies are integrated.

THE  NETWORK  STORAGE   SOFTWARE  MARKET  IS  HIGHLY   COMPETITIVE  AND  INTENSE
COMPETITION COULD NEGATIVELY IMPACT OUR BUSINESS.

      The network storage  software market is intensely  competitive even during periods  when demand is stable.  Some of our current and  potential  competitors have longer operating histories,  significantly greater resources,  broader name recognition  and a  larger  installed  base of  customers  than we  have.  Those competitors  and other  potential  competitors  may be able to  establish  or to
expand  network  storage   software   offerings  more  quickly,   adapt  to  new
technologies and customer requirements faster, and take advantage of acquisition and other opportunities more readily.

      Our competitors also may:

      o  consolidate or establish  strategic  relationships  among themselves to lower their  product  costs or to otherwise  compete  more  effectively against us; or

      o  bundle their products with other products to increase  demand for their products.  In addition,  some OEMs with whom we do business, or hope to do business,  may enter the market  directly and rapidly capture market share.  If we fail to compete  successfully  against  current or future competitors,  our business,  financial  condition and operating results may suffer.

OUR ABILITY TO SELL OUR SOFTWARE APPLICATIONS IS HIGHLY DEPENDENT ON THE QUALITY
OF OUR SERVICES  OFFERINGS,  AND OUR FAILURE TO OFFER HIGH  QUALITY  SUPPORT AND
PROFESSIONAL  SERVICES  WOULD  HAVE A  MATERIAL  ADVERSE  AFFECT ON OUR SALES OF
SOFTWARE APPLICATIONS AND RESULTS OF OPERATIONS.

      Our services  include the  assessment  and design of solutions to meet our customers'  storage management  requirements and the efficient  installation and deployment of our software  applications based on specified business objectives.
Further, once our software applications are deployed, our customers depend on us to resolve issues relating to our software applications. A high level of service is critical for the successful marketing and sale of our software.  If we or our partners do not effectively  install or deploy our  applications,  or succeed in helping our customers quickly resolve post-deployment issues, it would adversely affect our ability to sell  software  products to existing  customers  and could harm our  reputation  with  potential  customers.  As a result,  our  failure to maintain high quality  support and  professional  services would have a material adverse effect on our sales of software applications and results of operations.

FAILURE TO ACHIEVE  ANTICIPATED  GROWTH COULD HARM OUR  BUSINESS  AND  OPERATING
RESULTS.

      Achieving our anticipated growth will depend on a number of factors,  some of which include:

      o  retention of key management, marketing and technical personnel;

      o  our ability to increase our customer  base and to increase the sales of our products; and

      o  competitive conditions in the network storage  infrastructure  software market.

      We cannot  assure you that the  anticipated  growth will be achieved.  The failure  to  achieve  anticipated  growth  could  harm our  business,  financial condition and operating results.

OUR REVENUES DEPEND IN PART ON SPENDING BY CORPORATE CUSTOMERS.

      The operating results of our business depend in part on the overall demand for network storage  software.  Because the market for our software is primarily major corporate  customers,  any softness in demand for network storage software may result in decreased revenues.

OUR FUTURE QUARTERLY RESULTS MAY FLUCTUATE SIGNIFICANTLY,  WHICH COULD CAUSE OUR
STOCK PRICE TO DECLINE.

      Our  previous  results  are  not  necessarily  indicative  of  our  future performance and our future quarterly results may fluctuate significantly.

     Historically, information technology spending has been higher in the fourth and second  quarters of each  calendar  year,  and somewhat  slower in the other quarters,  particularly the first quarter.  Our quarterly results reflected this seasonality  in first and second  quarters of 2007,  and we anticipate  that our quarterly results for the remainder of 2007 will show the effects of seasonality as well.

      Our future performance will depend on many factors, including:

      o  the timing of securing  software license  contracts and the delivery of software and related revenue recognition;

      o  the seasonality of information  technology,  including  network storage products, spending;

      o  the average unit selling price of our products;

      o  existing or new competitors  introducing better products at competitive prices before we do;

      o  our ability to manage successfully the complex and difficult process of qualifying our products with our customers;

      o  new products or enhancements  from us or our  competitors;

      o  import or export restrictions on our proprietary technology; and

      o  personnel changes.

      Many of our  expenses  are  relatively  fixed and  difficult  to reduce or modify.  As a result,  the fixed nature of our expenses will magnify any adverse effect of a decrease in revenue on our operating results.

OUR STOCK PRICE MAY BE VOLATILE

      The market price of our common stock has been volatile in the past and may be volatile in the future. For example,  during the trailing twelve months ended
June 30,  2007,  the closing  market  price of our common stock as quoted on the
NASDAQ Global Market  fluctuated  between $6.06 and $12.10 per share. The market price  of our  common  stock  may be  significantly  affected  by the  following factors:

      o  actual or anticipated fluctuations in our operating results;

      o  variance in actual results as compared to financial estimates;

      o  changes   in  market   valuations   of  other   technology   companies,
         particularly those in the network storage software market;

      o  announcements  by  us  or  our  competitors  of  significant  technical innovations,  acquisitions,  strategic partnerships,  joint ventures or capital commitments;

      o  loss or addition of one or more key OEM customers; and

      o  departures of key personnel.

      The stock market has  experienced  extreme  volatility that often has been unrelated to the performance of particular companies.  These market fluctuations may cause our stock price to fall regardless of our performance.

OUR  ABILITY  TO  FORECAST  EARNINGS  IS  LIMITED  BY THE  IMPACT OF  ACCOUNTING
REQUIREMENTS.

      The Financial  Accounting  Standards Board requires companies to recognize the fair value of stock options and other  share-based  payment  compensation to employees as compensation expense in the statement of operations.  However, this expense,  which, in accordance with accounting standards,  we calculate based on the  "Black-Scholes"  model,  is subject to factors  beyond our  control.  These

                                       10

factors  include  the market  price of our stock on a  particular  day and stock price  "volatility." In addition,  we do not know how many options our employees will exercise in any future  period.  These unknowns make it difficult for us to forecast accurately what the stock option and equity-based  compensation expense will be in the future.  Because of these  factors,  our ability to make accurate forecasts of future earnings is compromised.

THE ABILITY TO CORRECTLY PREDICT OUR FUTURE EFFECTIVE TAX RATES COULD IMPACT OUR
ABILITY TO ACCURATELY FORECAST FUTURE EARNINGS.

      We are subject to income  taxes in both the United  States and the various foreign  jurisdictions in which we operate.  Judgment is required in determining our provision for income taxes and there are many  transactions and calculations where the tax  determination  may be uncertain.  Our future  effective tax rates could be affected by changes in our (i) earnings or losses;  (ii) changes in the valuation of our deferred tax assets;  (iii) changes in tax laws; and (iv) other factors.  Our ability to correctly  predict our future effective tax rates based upon these possible changes could significantly impact our forecasted earnings.

WE HAVE A SIGNIFICANT  AMOUNT OF AUTHORIZED BUT UNISSUED  PREFERRED STOCK, WHICH
MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

      Our Board of Directors has the  authority,  without  further action by the stockholders,  to issue up to 2,000,000  shares of preferred stock on such terms
and  with  such  rights,  preferences  and  designations,   including,   without
limitation  restricting  dividends on our common  stock,  dilution of the voting power of our common stock and impairing the liquidation rights of the holders of our  common  stock,  as  the  Board  may  determine  without  any  vote  of  the stockholders.  Issuance  of such  preferred  stock,  depending  upon the rights, preferences and designations thereof may have the effect of delaying,  deterring or  preventing  a  change  in  control.  In  addition,  certain  "anti-takeover"
provisions of the Delaware  General  Corporation  Law,  among other things,  may restrict  the  ability  of our  stockholders  to  authorize  a merger,  business combination  or change of  control.  Further,  we have  entered  into  change of control  agreements with certain  executives,  which may also have the effect of delaying, deterring or preventing a change in control.

WE HAVE A SIGNIFICANT NUMBER OF OUTSTANDING OPTIONS, THE EXERCISE OF WHICH WOULD
DILUTE THE THEN-EXISTING STOCKHOLDERS' PERCENTAGE OWNERSHIP OF OUR COMMON STOCK,
AND A SMALLER  NUMBER OF RESTRICTED  SHARES OF STOCK,  THE VESTING OF WHICH WILL
ALSO DILUTE THE THEN-EXISTING  STOCKHOLDERS'  PERCENTAGE OWNERSHIP OF OUR COMMON
STOCK.

      As of June 30, 2007, we had an aggregate of 9,856,588  outstanding options to purchase our common stock and outstanding  restricted shares. If all of these outstanding options were exercised,  and all of the outstanding restricted stock vested,  the proceeds to the Company would average $5.76 per share.  We also had
903,689  shares of our common stock  reserved for issuance under our stock plans with  respect  to  options  (or  restricted  stock)  that have not been  granted
(excluding an additional  2,170,731 shares of common stock reserved for issuance under the 2006  Plan as of July 1,  2007.)  On  August  7,  2007,  66,000 of the
restricted shares vested.

                                       11

      The  exercise  of all of the  outstanding  options  and/or  the  grant and
exercise  of   additional   options  or   restricted   stock  would  dilute  the
then-existing  stockholders' percentage ownership of common stock, and any sales in the public  market of the common  stock  issuable  upon such  exercise  could adversely affect  prevailing market prices for the common stock.  Moreover,  the terms upon which we would be able to obtain  additional  equity capital could be adversely  affected  because the holders of such  securities  can be expected to exercise or convert them at a time when we would, in all likelihood,  be able to obtain any needed  capital on terms more  favorable  than those provided by such securities.

OUR BUSINESS  COULD BE  MATERIALLY  AFFECTED AS A RESULT OF A NATURAL  DISASTER,
TERRORIST ACTS, OR OTHER CATASTROPHIC EVENTS

      In August 2003, our business was interrupted due to a large-scale blackout in the northeastern  United States.  While our headquarters  facilities  contain redundant  power supplies and generators,  our domestic and foreign  operations, and the operations of our industry partners, remain susceptible to fire, floods, power loss, power shortages,  telecommunications failures, break-ins and similar events.

      Any   interruption  in  power  supply  or   telecommunications   would  be
particularly   disruptive  to  our  PrimeVault   backup  and  disaster  recovery
operations.  If PrimeVault customers are unable to access their data, confidence in our ability to provide disaster  recovery and backup services will be damaged which  will  impair  our  ability  to  retain  existing  customers,  to gain new customers and to expand our operations.

      Terrorist   actions   domestically   or  abroad  could  lead  to  business
disruptions  or to  cancellations  of customer  orders or a general  decrease in corporate spending on information technology, or could have direct impact on our marketing,  administrative  or financial  functions and our financial  condition could suffer.

UNITED STATES  GOVERNMENT EXPORT  RESTRICTIONS  COULD IMPEDE OUR ABILITY TO SELL
OUR SOFTWARE TO CERTAIN END USERS.

      Certain of our  products  include  the ability for the end user to encrypt data.  The United  States,  through  the  Bureau of  Industry  Security,  places restrictions on the export of certain encryption technology.  These restrictions may include:  the  requirement to have a license to export the  technology;  the requirement to have software  licenses  approved  before export is allowed;  and outright  bans on the licensing of certain  encryption  technology to particular end users or to all end users in a particular  country.  Certain of our products are subject to various levels of export restrictions.  These export restrictions could negatively impact our business.

THE  INTERNATIONAL  NATURE OF OUR BUSINESS  COULD HAVE AN ADVERSE  AFFECT ON OUR
OPERATING RESULTS.

      We sell our products worldwide.  Accordingly,  our operating results could be  materially  adversely  affected  by various  factors  including  regulatory, political,  or  economic  conditions  in a specific  country  or  region,  trade protection measures and other regulatory requirements, and acts of terrorism and international conflicts.

                                       12

      Our  international  sales are denominated  primarily in U.S.  dollars.  An increase in the value of the U.S.  dollar relative to foreign  currencies  could make our products more expensive and, therefore, potentially less competitive in foreign markets.

      Additional  risks  inherent  in  our  international   business  activities
generally  include,  among others,  longer accounts  receivable  payment cycles, difficulties  in managing  international  operations,  decreased  flexibility in matching  workforce to needs as compared with the U.S., and potentially  adverse tax  consequences.  Such factors could  materially  adversely  affect our future international sales and, consequently, our operating results.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, OUR BUSINESS WILL SUFFER.

      Our success is dependent upon our proprietary technology.  Currently,  the
IPStor  software suite is the core of our  proprietary  technology.  We have six patents  issued,  we have received a notice of allowance for one patent,  and we have multiple pending patent  applications,  numerous trademarks  registered and multiple  pending  trademark  applications  related to our  products.  We cannot predict  whether  we will  receive  patents  for our  pending  or future  patent applications,  and  any  patents  that we own or that  are  issued  to us may be invalidated,  circumvented  or  challenged.  In  addition,  the laws of  certain countries  in which we sell and  manufacture  our  products,  including  various countries in Asia, may not protect our products and intellectual property rights to the same extent as the laws of the United States.

      We also rely on trade secret, copyright and trademark laws, as well as the confidentiality  and  other  restrictions  contained  in  our  respective  sales contracts  and  confidentiality  agreements to protect our  proprietary  rights.
These legal protections afford only limited protection.

OUR EFFORTS TO PROTECT OUR INTELLECTUAL PROPERTY MAY CAUSE US TO BECOME INVOLVED
IN COSTLY AND LENGTHY LITIGATION, WHICH COULD SERIOUSLY HARM OUR BUSINESS.

      In recent  years,  there has been  significant  litigation  in the  United
States involving patents, trademarks and other intellectual property rights.

      We were already  subject to one action,  which alleged that our technology infringed on patents held by a third  party.  While we settled this  litigation, the fees and expenses of the  litigation  as well as the  litigation  settlement were expensive and the litigation diverted management's time and attention.  Any additional litigation, regardless of its outcome, would likely be time consuming and  expensive to resolve and would divert  management's  time and attention and might  subject  us to  significant  liability  for  damages  or  invalidate  our intellectual  property rights. Any potential  intellectual  property  litigation against us could force us to take specific actions, including:

      o  cease  selling  our  products  that  use  the  challenged  intellectual property;

      o  obtain from the owner of the infringed  intellectual  property  right a license to sell or use the  relevant  technology  or  trademark,  which license may not be available on reasonable terms, or at all; or

                                       13

      o  redesign those products that use  infringing  intellectual  property or cease to use an infringing product or trademark.

DEVELOPMENTS  LIMITING THE AVAILABILITY OF OPEN SOURCE SOFTWARE COULD IMPACT OUR
ABILITY TO DELIVER PRODUCTS AND COULD SUBJECT US TO COSTLY LITIGATION.

      Many  of  our  products   are  designed  to  include   software  or  other
intellectual  property  licensed  from third  parties,  including  "Open Source"
software.  At least one intellectual  property rights holder has alleged that it holds the rights to  software  traditionally  viewed as Open  Source.  It may be necessary in the future to seek or renew licenses relating to various aspects of these products.  There can be no assurance that the necessary  licenses would be available  on  acceptable  terms,  if at all. The  inability  to obtain  certain licenses  or other  rights or to obtain  such  licenses  or rights on  favorable terms, or the need to engage in litigation regarding these matters, could have a material  adverse  effect on our  business,  operating  results,  and  financial condition.  Moreover,  the  inclusion  in our  products  of  software  or  other intellectual  property licensed from third parties on a nonexclusive basis could limit our ability to protect our proprietary rights in our products.

THE LOSS OF ANY OF OUR KEY PERSONNEL COULD HARM OUR BUSINESS.

      Our success depends upon the continued contributions of our key employees, many of whom would be extremely  difficult to replace. We do not have key person life  insurance  on any of our  personnel.  Worldwide  competition  for  skilled employees in the network storage software industry is extremely  intense.  If we are unable to retain existing  employees or to hire and integrate new employees, our  business,  financial  condition and  operating  results  could  suffer.  In addition,  companies whose employees  accept  positions with  competitors  often claim that the competitors  have engaged in unfair hiring  practices.  We may be the subject of such claims in the future as we seek to hire qualified  personnel and could incur substantial costs defending ourselves against those claims.

WE MAY NOT SUCCESSFULLY INTEGRATE THE PRODUCTS, TECHNOLOGIES OR BUSINESSES FROM,
OR REALIZE THE INTENDED BENEFITS OF ACQUISITIONS.

      We have made, and may continue to make, acquisitions of other companies or their assets. Integration of the acquired products, technologies and businesses, could divert  management's  time and resources.  Further,  we may not be able to properly integrate the acquired products,  technologies or businesses,  with our existing products and operations,  train, retain and motivate personnel from the acquired businesses,  or combine potentially different corporate cultures. If we are unable to fully integrate the acquired products, technologies or businesses, or train, retain and motivate personnel from the acquired businesses, we may not receive  the  intended  benefits  of the  acquisitions,  which  could  harm  our business, operating results and financial condition.

IF  ACTUAL  RESULTS  OR  EVENTS  DIFFER   MATERIALLY   FROM  OUR  ESTIMATES  AND
ASSUMPTIONS,  OUR REPORTED  FINANCIAL  CONDITION AND RESULTS OF  OPERATIONS  FOR
FUTURE PERIODS COULD BE MATERIALLY AFFECTED.

      The   preparation  of  consolidated   financial   statements  and  related
disclosure in accordance with generally  accepted  account  principles  requires management to establish  policies that contain  estimates and  assumptions  that

                                       14

affect the amounts  reported in the  consolidated  financial  statements and the accompanying  notes.  Note 1 to the  Consolidated  Financial  Statements in this
Report on Form 10-K describes the significant  accounting  policies essential to
preparing  our  financial   statements.   The  preparation  of  these  financial
statements  requires us to make estimates and judgments that affect the reported amounts of assets, liabilities,  revenues and expenses, and related disclosures.
We base our estimates on historical  experience and assumptions  that we believe to be  reasonable  under the  circumstances.  Actual  future  results may differ materially from these estimates. We evaluate, on an ongoing basis, our estimates and assumptions.

LONG-TERM CHARACTER OF INVESTMENTS

      Our present and future equity  investments may never  appreciate in value,
and  are  subject  to  normal  risks  associated  with  equity   investments  in
businesses.   These  investments  may  involve   technology  risks  as  well  as
commercialization  risks and market  risks.  As a result,  we may be required to write down some or all of these investments in the future.

UNKNOWN FACTORS

      Additional  risks  and  uncertainties  of  which we are  unaware  or which currently we deem immaterial also may become important factors that affect us.

                                   THE COMPANY

      FalconStor  was  incorporated  in Delaware  and provides  network  storage software  solutions  and related  maintenance,  implementation  and  engineering services.  Our unique  open  software  approach  to storage  networking  enables companies to embrace  state-of-art  equipment  (based on SCSI,  Fibre Channel or
iSCSI) from any storage  manufacturer without rendering their existing or legacy solutions  obsolete.  Several strategic  partners have recognized the industrial strength of our  flagship  software,  IPStor(R),  and have  utilized it to power their special purpose storage appliances to deliver a variety of storage related services  including  Real  Time Data  Migration,  Continuous  Data  Replication,
Continuous  Data  Protection,  Virtual Tape Library  backup,  and other advanced storage services.  IPStor leverages the high performance IP- or FC-based network to help  corporate IT  departments  aggregate  storage  capacity and contain the escalating  cost of  administering  business-critical  storage  services such as snapshot, backup, data replication, and other storage services, in a distributed environment.  Over 500  customers  around  the world  have  deployed  FalconStor solutions in production environments to manage their storage infrastructure with minimal TCO (Total Cost of Ownership) and optimal ROI (Return on Investment).

      Our principal  executive  offices are located at 2 Huntington  Quadrangle,
Suite 2S01, Melville, New York 11747. Our telephone number is (631) 777-5188.

                                 USE OF PROCEEDS

      The shares of Common Stock  offered  hereby are being  registered  for the account of the selling stockholders identified in this prospectus.  See "Selling
Stockholders." All net proceeds from the sale of the Common Stock will go to the stockholders  who offer and sell their  shares.  We will not receive any part of the proceeds  from such sales of Common  Stock.  We will,  however,  receive the exercise price of the options at the time of their exercise.  Such proceeds will be  contributed  to  working  capital  and  will be used for  general  corporate purposes.

                                       15

                              SELLING STOCKHOLDERS

      This Prospectus relates to the reoffer and resale of shares issued or that may be issued to the selling  stockholders  under our 2006 Incentive Stock Plan,
2007 Outside  Directors Equity  Compensation  Plan, 2000 Stock Option Plan, 2004
Outside  Directors  Stock  Option Plan and 1994 Outside  Directors  Stock Option
Plan.

      The  following  table sets forth (i) the number of shares of Common  Stock beneficially  owned by each  selling  stockholder  at August 7,  2007,  (ii) the number of shares to be offered for resale by each selling stockholder (i.e., the total number of shares  underlying  options and Restricted  Stock awards held by each selling  stockholder  irrespective  of whether  such options are  presently exercisable or exercisable  within sixty days of August 7, 2007),  and (iii) the number and  percentage  of shares of our Common Stock to be held by each selling stockholder after completion of the offering.

                                                                  Number of        Percentage
                                                                  Shares of       of Class to
                                                                Common Stock        be Owned
                         Number of Shares       Number of           After            After
                          of Common Stock     Shares to be       Completion        Completion
                        Beneficially Owned     Offered for         of the            of the
        Name           at August 7, 2007 (1)   Resale (2)       Offering (3)        Offering

Lawrence S. Dolin (4)      146,666               130,000           40,000               *

Steven R. Fischer (5)      101,666               115,000           10,000               *

Steven L. Bock (6)          50,544                70,000                0               *

Patrick B. Carney (7)       76,766               100,000              100               *

Wayne Lam (8)              663,180               671,743           55,837               *

James Weber (9)            251,979               294,479            6,600               *

Bernard Wu (10)            507,370               397,284          209,436               *

Alan Kaufman (11)           44,999                70,000                0               *

Alex Chen (12)                  **               180,000            3,300               *

Alan Chen (13)                  **               412,641            6,600               *

Eric Chen (14)                  **               526,858            3,300               *

Seth Horowitz (15)              **               190,000            3,300               *

                                       16

Alex Jiang (16)                 **               240,232            3,300               *

John Lallier (17)               **               205,813            3,300               *

Wai Lam (18)                    **               611,743            6,600               *

Prakash Manden (19)             **                69,600            6,600               *

Seth Oxenborn (20)              **                96,093          214,377               *

Jimmy Wu (21)                   **               346,493            6,600               *

------------
*     Less than one percent

**    In  addition  to the  Restricted  Stock  being  offered for resale by such individuals,  such individuals may also hold presently exercisable options or  options  exercisable  within 60 days of August 7,  2007.  None of such options  are being  included  in the common  stock  beneficially  owned at
      August 7, 2007  because none of such  employees  is an executive  officer, director or otherwise an "affiliate" of the Company.

(1)   A person is deemed to be the beneficial  owner of voting  securities  that can be acquired by such  person  within 60 days after  August 7, 2007 upon
      the  exercise  of  options,  warrants  or  convertible  securities.   Each
      beneficial  owner's  percentage  ownership is  determined by assuming that options,  warrants or convertible  securities that are held by such person
      (but  not  those  held  by  any  other  person)  and  that  are  currently exercisable  (i.e.,  that are  exercisable  within 60 days from  August 7,
      2007) have been  exercised.  Unless  otherwise  noted, we believe that all persons  named in the table  have sole  voting and  investment  power with respect to all shares beneficially owned by them.

(2)   Includes both vested and  non-vested  stock options and  Restricted  Stock awards.

(3)   Includes the aggregate  ownership of the Company's  common stock which may be  comprised of (i) common  stock  acquired  from a source other than the
      Company's  Stock  Incentive  Plans,  (ii) common stock  acquired  from the exercise of stock  options  and/or (iii) common  stock  acquired  from the vesting of Restricted Stock awards.

(4)   Based on  information  contained in Forms 4 filed by Mr. Dolin and certain other  information.  Consists of (i) 40,000 shares held by Northern  Union
      Club,  (ii)  101,666  shares of Common  Stock  issuable  upon  exercise of options that are currently  exercisable or will be  exercisable  within 60 days of August 7, 2007 and (iii) 5,000 shares of Restricted  Stock awarded on May 8, 2007,  which have a three-year  vesting  period.  Mr. Dolin is a general partner of Mordo Partners,  which is a general partner of Northern
      Union Club.  Mr. Dolin  disclaims  beneficial  ownership of the securities held by Northern Union Club,  except to the extent of his equity  interest therein. Mr. Dolin has been a Director of the Company since August 2001.

                                       17

(5)   Based on information contained in Forms 4 filed by Mr. Fischer and certain other information. Consists of (i) 10,000 shares held by Mr. Fischer, (ii)
      86,666  shares of Common Stock  issuable upon exercise of options that are currently  exercisable or will be exercisable  within 60 days of August 7,
      2007 and (iii) 5,000 shares of  Restricted  Stock  awarded on May 8, 2007, which have a three-year  vesting  period.  Excludes 1,000 shares of Common
      Stock held by Mr.  Fischer as a custodian  for his daughter.  Mr.  Fischer disclaims  beneficial  ownership of the securities held as a custodian for his daughter,  except to the extent of his equity  interest  therein.  Mr.
      Fischer has been a Director of the Company since August 2001.

(6)   Based on  information  contained in a Form 3 and Forms 4 filed by Mr. Bock and certain  other  information.  Consists of (i) 45,554  shares of Common
      Stock issuable upon exercise of options that are currently  exercisable or will be exercisable within 60 days of August 7, 2007 and (ii) 5,000 shares of  Restricted  Stock  awarded  on May 8, 2007,  which  have a  three-year vesting period.  Mr. Bock has been a Director of the Company since January
      2005.

(7)   Based on information contained in a Form 3 and Forms 4 filed by Mr. Carney and  certain  other  information.  Consists  of (i) 100 shares held by Mr.
      Carney and (ii) 69,670  shares of Common Stock  issuable  upon exercise of options that are currently  exercisable or will be  exercisable  within 60 days of August 7, 2007 and (iii) 5,000 shares of Restricted  Stock awarded on May 8, 2007,  which have a three-year  vesting  period.  Mr. Carney has been a Director of the Company since May 2003.

(8)   Based on  information  contained  in Forms 4 filed by Mr. Lam and  certain other  information.  Consists of (i) 48,003  shares held by Mr. Lam,  (ii)
      1,234  shares of Common  Stock held by Mr.  Lam's  spouse,  (iii)  565,943 shares  of  Common  Stock  issuable  upon  exercise  of  options  that are currently  exercisable or will be exercisable  within 60 days of August 7,
      2007 and (iv)  20,000 and 28,000  shares of  Restricted  Stock  awarded on
      August 7, 2006 and 2007,  respectively,  which have a  three-year  vesting period.  Mr. Lam has served as vice  president of marketing of the Company and its predecessor entity since April 2000.

(9)   Based on information  contained in a Form 3 and Forms 4 filed by Mr. Weber and certain other  information.  Consists of (i) 203,979  shares of Common
      Stock issuable upon exercise of options that are currently  exercisable or will be  exercisable  within 60 days of August 7, 2007 and (ii) 20,000 and
      28,000  shares of  Restricted  Stock  awarded  on August 7, 2006 and 2007, respectively, which have a three-year vesting period. Mr. Weber has served as Chief Financial Officer,  Treasurer and a Vice President of the Company
      since February 2004. Prior to becoming Chief Financial Officer,  Mr. Weber
      served  as  worldwide   Corporate   Controller  of  the  Company  and  its
      predecessor entity, since April 2001.

(10)  Based on information contained in a Form 3 and Forms 4 filed by Mr. Wu and certain other information.  Consists of (i) 202,836 shares held by Mr. Wu,
      (ii) 256,534 shares of Common Stock issuable upon exercise of options that are currently  exercisable or will be exercisable within 60 days of August
      7, 2007 and (iii) 20,000 and 28,000 shares of Restricted  Stock awarded on
      August 7, 2006 and 2007,  respectively,  which have a  three-year  vesting period. Mr. Wu has served as Vice President of Business Development of the
      Company and its predecessor entity since November 2000.

                                       18

(11)  Based  on  information  contained  in a Form 3 and  Forms 4  filed  by Mr.
      Kaufman and certain  other  information.  Consists of (i) 39,999 shares of
      Common  Stock  issuable  upon  exercise  of  options  that  are  currently exercisable  or will be  exercisable  within 60 days of August 7, 2007 and
      (ii) 5,000 shares of Restricted Stock awarded on May 8, 2007, which have a three-year  vesting period. Mr. Kaufman has been a Director of the Company since May 10, 2005.

(12)  Alex Chen has been Vice  President of Business  Development  - China since
      June 2007. Prior to that he was Managing Director of FalconStor's Shanghai office for at least the past three  years.  The shares  being  offered for resale consist of (i) 10,000 and 10,000 shares of Restricted Stock awarded on August 7, 2006 and 2007, respectively,  which have a three-year vesting period and (ii) 160,000 of both vested and non-vested  stock options.  The number of shares of common stock after completion of the offering consists of 3,300 shares common stock acquired from the vesting of Restricted Stock awards.

(13)  Alan Chen has been a Vice  President of  FalconStor  for at least the past three years. The shares being offered for resale consist of (i) 20,000 and
      15,000  shares of  Restricted  Stock  awarded  on August 7, 2006 and 2007, respectively,  which have a three-year  vesting period and (ii) 377,641 of both vested and non-vested  stock options.  The number of shares of common stock after  completion  of the offering  consists of 6,600 shares  common stock acquired from the vesting of Restricted Stock awards.

(14)  Eric Chen has been a Vice President of FalconStor and the General  Manager of the  Asis-Pacific  Region for at least the past three years. The shares being  offered  for resale  consist  of (i)  10,000  and 20,000  shares of
      Restricted Stock awarded on August 7, 2006 and 2007,  respectively,  which have a  three-year  vesting  period and (ii)  496,858  of both  vested and non-vested  stock  options.  The  number of shares of common  stock  after completion of the offering  consists of 3,300 shares common stock acquired from the vesting of Restricted Stock awards.

(15)  Seth  Horowitz  has been Vice  President,  General  Counsel & Secretary of
      FalconStor for at least the past three years. The shares being offered for resale consist of (i) 10,000 and 10,000 shares of Restricted Stock awarded on August 7, 2006 and 2007, respectively,  which have a three-year vesting period and (ii) 170,000 of both vested and non-vested  stock options.  The number of shares of common stock after completion of the offering consists of 3,300 shares common stock acquired from the vesting of Restricted Stock awards.

(16)  Alex Jiang has been a Vice  President of FalconStor  for at least the past three  years.  The shares being  offered for resale  consist of (i) 10,000 shares  of  Restricted  Stock  awarded  on August 7,  2006,  which  have a three-year  vesting  period and (ii) 496,858 of both vested and non-vested stock  options.  The number of shares of common stock after  completion of the offering  consists of 3,300  shares  common  stock  acquired  from the vesting of Restricted Stock awards.

                                       19

(17)  John Lallier has been a Vice President of FalconStor for at least the past three  years.  The shares being  offered for resale  consist of (i) 10,000 shares  of  Restricted  Stock  awarded  on August 7,  2006,  which  have a three-year  vesting  period and (ii) 195,813 of both vested and non-vested stock  options.  The number of shares of common stock after  completion of the offering  consists of 3,300  shares  common  stock  acquired  from the vesting of Restricted Stock awards.

(18)  Wai Lam has been a Vice  President  of  FalconStor  for at least  the past three years. The shares being offered for resale consist of (i) 20,000 and
      28,000  shares of  Restricted  Stock  awarded  on August 7, 2006 and 2007, respectively,  which have a three-year  vesting period and (ii) 563,743 of both vested and non-vested  stock options.  The number of shares of common stock after  completion  of the offering  consists of 6,600 shares  common stock acquired from the vesting of Restricted Stock awards.

(19)  Prakash  Manden was a Vice  President of FalconStor  from May 2004 through
      February 2007.  Prior to May 2004, and since June,  2007 Mr. Manden was an employee of FalconStor. The shares being offered for resale consist of (i)
      20,000 shares of Restricted  Stock awarded on August 7, 2006, which have a three-year  vesting  period and (ii) 49,600 of both vested and  non-vested stock  options.  The number of shares of common stock after  completion of the offering  consists of 6,600  shares  common  stock  acquired  from the vesting of Restricted Stock awards.

(20)  Seth Oxenhorn has been Director, Business Development of FalconStor for at least the past three years. The shares being offered for resale consist of
      (i) 10,000 shares of Restricted Stock awarded n August 7, 2006, which have a three-year  vesting period and (ii) 86,093 of both vested and non-vested stock  options.  The number of shares of common stock after  completion of the offering  consists of (i) 211,077 shares of common stock for which Mr.
      Oxenhorn is the  beneficial  owner of and (ii) 3,300  shares  common stock acquired from the vesting of Restricted Stock awards.

(21)  Jimmy Wu has been a Vice  President  of  FalconStor  for at least the past three years. The shares being offered for resale consist of (i) 20,000 and
      15,000  shares of  Restricted  Stock  awarded  on August 7, 2006 and 2007, respectively,  which have a three-year  vesting period and (ii) 311,493 of both vested and non-vested  stock options.  The number of shares of common stock after  completion  of the offering  consists of 6,600 shares  common stock acquired from the vesting of Restricted Stock awards.

Alex Chen, Alan Chen and Eric Chen are not related.

Wayne Lam and Wai Lam are brothers.

Bernie Wu and Jimmy Wu are not related.

                                       20

                              PLAN OF DISTRIBUTION

      This   offering   is   self-underwritten;   neither  we  nor  the  selling
stockholders  have employed an  underwriter  for the sale of Common Stock by the selling  stockholders.  We  will  bear  all  expenses  in  connection  with  the preparation of this Prospectus.  The selling stockholders will bear all expenses associated with the sale of the Common Stock.

      The selling  stockholders  may offer their shares of Common Stock directly or through pledgees,  donees, transferees or other successors in interest in one or more of the following transactions:

      o  On any stock  exchange on which the shares of Common Stock may be listed at the time of sale
      o  In negotiated transactions
      o  In the over-the-counter market
      o  In a combination of any of the above transactions

      The selling  stockholders may offer their shares of Common Stock at any of the following prices:

      o  Fixed prices which may be changed
      o  Market prices prevailing at the time of sale
      o  Prices related to such prevailing market prices
      o  At negotiated prices

      The selling stockholders may effect such transactions by selling shares to or through broker-dealers,  and all such broker-dealers may receive compensation in  the  form  of  discounts,  concessions,  or  commissions  from  the  selling stockholders  and/or  the  purchasers  of shares  of Common  Stock for whom such broker-dealers  may act as agents or to whom  they sell as  principals,  or both
(which  compensation  as to a  particular  broker-dealer  might be in  excess of customary commissions).

      Any broker-dealer acquiring Common Stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then  prevailing on the Nasdaq Global Market or at prices related  to  such  prevailing  market  prices  or at  negotiated  prices  to its customers or a combination  of such methods.  The selling  stockholders  and any broker-dealers  that  act in  connection  with  the  sale  of the  Common  Stock hereunder  might be deemed to be  "underwriters"  within the  meaning of Section
2(11) of the Securities Act; any commissions  received by them and any profit on the resale of shares as principal might be deemed to be  underwriting  discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

      The selling  stockholders  reserve the right to accept,  and together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the shares of Common Stock.  The selling  stockholders  will pay any
sales   commissions   or  other   seller's   compensation   applicable  to  such
transactions.

                                       21

      We have not  registered  or  qualified  offers  and sales of shares of the
Common Stock under the laws of any  country,  other than the United  States.  To comply  with  certain  states'  securities  laws,  if  applicable,  the  selling stockholders  will  offer  and  sell  their  shares  of  Common  Stock  in  such jurisdictions  only  through  registered  or  licensed  brokers or  dealers.  In addition,  in certain  states  the  selling  stockholders  may not offer or sell shares of Common Stock unless we have  registered  or qualified  such shares for sale in such  states  or we have  complied  with  an  available  exemption  from registration or qualification.

      The selling  shareholders have represented to us that any purchase or sale of shares of Common  Stock by them will comply  with  Regulation  M  promulgated under the  Securities  Exchange Act of 1934,  as amended.  In general,  Rule 102 under  Regulation M prohibits any person  connected with a  distribution  of our
Common Stock (a  "Distribution")  from  directly or  indirectly  bidding for, or purchasing for any account in which he or she has a beneficial interest,  any of our Common Stock or any right to purchase our Common Stock,  for a period of one business  day before and after  completion  of his or her  participation  in the distribution (we refer to that time period as the "Distribution Period").

      During the Distribution  Period, Rule 104 under Regulation M prohibits the selling  shareholders  and any other persons  engaged in the  Distribution  from engaging in any  stabilizing  bid or purchasing  our Common Stock except for the purpose of  preventing  or  retarding a decline in the open market  price of our
Common  Stock.  No  such  person  may  effect  any  stabilizing  transaction  to facilitate any offering at the market. Inasmuch as the selling shareholders will be reoffering  and reselling our Common Stock at the market,  Rule 104 prohibits them from effecting any  stabilizing  transaction in  contravention  of Rule 104 with respect to our Common Stock.

      There can be no assurance that the selling  shareholders  will sell any or all of the shares offered by them hereunder or otherwise.

                                  LEGAL MATTERS

      Certain  legal  matters in  connection  with the issuance of the shares of
Common  Stock  offered  hereby  have been  passed upon for the Company by Olshan
Grundman Frome  Rosenzweig & Wolosky LLP, 65 E. 55th Street,  New York, New York
10022.

                                     EXPERTS

      The consolidated  financial statements of FalconStor Software,  Inc. as of
December  31,  2006,  and  2005,  and the  related  consolidated  statements  of operations,  stockholders' equity and comprehensive income (loss),and cash flows for each of the years in the  three-year  period ended  December  31, 2006,  and management's  assessment of the effectiveness of internal control over financial reporting as of December 31, 2006,  have been  incorporated by reference in this
Prospectus  and in the  registration  statement in reliance  upon the reports of
KPMG LLP,  independent  registered  public  accounting  firm ,  incorporated  by reference herein, and upon the authority of said firm as experts in auditing and accounting.  KPMG's report on the consolidated  financial statements referred to above contains an explanatory  paragraph related to the adoption of Statement of
Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment," as
of January 1, 2006.

                                       22

                             ADDITIONAL INFORMATION

      We have filed with the SEC four Registration  Statements on Form S-8 under the  Securities  Act with  respect to the Shares  offered  hereby.  For  further information  with  respect to the Company  and the  securities  offered  hereby, reference is made to the Registration  Statements.  Statements contained in this
Prospectus  as to the  contents  of any  contract  or  other  document  are  not necessarily  complete,  and in each  instance,  reference is made to the copy of such contract or document  filed as an exhibit to the  Registration  Statements, each such statement being qualified in all respects by such reference.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as  indemnification  for liabilities  arising under the Securities
Act may be permitted to directors,  officers or persons controlling the Company,
the  Company  has  been  advised  that  it  is  the  SEC's   opinion  that  such
indemnification  is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                       23

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose  important  information to you by referring you  to  those  documents.  The  information  we  incorporate  by  reference  is considered to be part of this  prospectus,  and  information  that we file later with the SEC will  automatically  update  and  supersede  this  information.  We incorporate by reference the documents  listed below and any future filings made by us with the SEC under Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934,  until the sale of all the shares of Common Stock that are part of this offering.  The documents we are  incorporating  by reference are as follows:

      (1)   Our Annual Report on Form 10-K for the year ended December 31, 2006;

      (2)   Our Proxy  Statement on Schedule 14a for the 2007 Annual  Meeting of
            Stockholders;

      (3)   Our  Quarterly  Report on Form 10-Q for the quarter  ended March 31,
            2007;

      (4)   Our  Quarterly  Report on Form 10-Q for the  quarter  ended June 30,
            2007; and

      (5)   The  description of our Common Stock  contained in our  registration statement  on Form  8-A  declared  effective  by the SEC on June 28,
            1994,  including any  amendments or reports filed for the purpose of updating that description.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

      As  permitted  by the  Delaware  General  Corporation  Law  ("DGCL"),  the
Company's  Certificate  of  Incorporation,   as  amended,  limits  the  personal
liability  of a director  or officer to the  Company  for  monetary  damages for breach of fiduciary duty of care as a director.  Liability is not eliminated for
(i)  any  breach  of the  director's  duty  of  loyalty  to the  Company  or its stockholders,  (ii)  acts  or  omissions  not in good  faith  or  which  involve intentional  misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions  pursuant to Section 174 of the DGCL, or (iv) any  transaction  from which the director  derived an improper  personal benefit.

                                       24

DELAWARE LAW

      The  Company  is subject to Section  203 of the DGCL,  which  prevents  an
"interested  stockholder" (defined in Section 203, generally, as a person owning
15% or more of a  corporation's  outstanding  voting  stock) from  engaging in a
"business combination" with a publicly-held Delaware corporation for three years following  the date such person became an interested  stockholder,  unless:  (i)
before such person became an interested  stockholder,  the board of directors of the  corporation  approved the  transaction in which the interested  stockholder became an interested stockholder or approved the business combination; (ii) upon consummation  of the transaction  that resulted in the interested  stockholder's becoming an interested stockholder, the interested stockholder owns at least 85%
of the voting stock of the  corporation  outstanding at the time the transaction commenced (subject to certain exceptions), or (iii) following the transaction in which such person became an interested stockholder,  the business combination is approved  by the board of  directors  of the  corporation  and  authorized  at a meeting of  stockholders  by the  affirmative  vote of the holders of 66% of the outstanding  voting  stock  of the  corporation  not  owned  by  the  interested stockholder. A "business combination" includes mergers, stock or asset sales and
other   transactions   resulting  in  a  financial  benefit  to  the  interested
stockholder.

      The  provisions  of  Section  203 of the DGCL  could  have the  effect  of delaying, deferring or preventing a change in the control of the Company.

      FalconStor Software, Inc. maintains a directors and officers insurance and company  reimbursement policy. The policy insures directors and officers against unindemnified  loss arising from certain  wrongful acts in their  capacities and reimburses  FalconStor  Software,  Inc.  for  such  loss  for  which  FalconStor
Software,  Inc. has lawfully indemnified the directors and officers.  The policy contains  various  exclusions,  none of which relate to the offering  hereunder.
FalconStor  Software,  Inc. also has agreements  with its directors and officers providing for the indemnification thereof under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

        4.1    Amended and  Restated  2006  Incentive  Stock Plan,  incorporated herein by reference to exhibit  99.1 to the  Company's  quarterly report on Form 10-Q for the quarter  ended March 31, 2007,  filed on May 10, 2007.

        4.2    2007 Outside Directors Equity Compensation Plan,  incorporated by reference to the Company's  quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed on May 10, 2007.

       *5.1    Opinion of Olshan  Grundman Frome  Rosenzweig & Wolosky LLP as to
               the legality of the stock covered by this registration statement.

                                       25

      *23.1    Consent of KPMG LLP,  independent  registered  public  accounting firm.

      *23.2    Consent  of  Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
               (included in exhibit 5.1).

       24.1    Powers  of  Attorney,  included  on the  signature  page  to this
               Registration Statement.

------------
*     Filed herewith.

ITEM 9.  UNDERTAKINGS.

      A.    The undersigned registrant hereby undertakes:

            (1)   To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)   To include any prospectus  required by Section  10(a)(3)
                        of the Securities Act of 1933;

                  (ii)  To reflect in the prospectus any facts or events arising after the effective date of the  Registration  Statement
                        (or the most recent  post-effective  amendment  thereof)
                        which,  individually  or in the  aggregate,  represent a
                        fundamental  change in the  information set forth in the
                        Registration Statement;

                  (iii) To include any material  information with respect to the plan of  distribution  not  previously  disclosed in the
                        Registration  Statement or any  material  change to such
                        information in the Registration Statement;

                  PROVIDED,  HOWEVER,  that paragraphs (i) and (ii) above do not apply  if  the  information  required  to  be  included  in  a post-effective  amendment by those  paragraphs is contained in periodic  reports filed by the registrant  pursuant to Section
                  13 or 15(d) of the  Securities  Exchange  Act of 1934 that are incorporated by reference in the Registration Statement;

            (2)   That, for the purposes of determining  any liability under the
                  Securities  Act of 1933,  each such  post-effective  amendment shall be deemed to be a new registration statement relating to the  securities  offered  therein,  and the  offering  of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3)   To  remove  from  registration  by means  of a  post-effective amendment any of the securities  being  registered that remain unsold at the termination of the offering.

                                       26

      B.    The  undersigned  registrant hereby undertakes that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration  Statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.    Insofar  as  indemnification   for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of the registrant  pursuant to the foregoing  provisions,  or otherwise, the  registrant  has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the Securities  Act of 1933 and is,  therefore,  unenforceable.  In the event that a claim  for  indemnification  against  such  liabilities  (other  than the payment by the registrant of expenses incurred or paid by a director, officer or controlling  person of the registrant in the  successful  defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered,  the registrant will, unless in the  opinion of its  counsel  the matter  has been  settled by a  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification  by it is  against  public  policy  as  expressed  in  the
Securities  Act of 1933 and will be governed by the final  adjudication  of such issue.

                                       27

                                   SIGNATURES

      In accordance  with the  requirements  of the  Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  of filing  on Form S-8 and  authorizes  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the  Town of  Melville,  State of New  York,  on the 15th day of
August, 2007.

                                          FALCONSTOR SOFTWARE, INC.
                                          --------------------------------------
                                          (Registrant)

                                          By: /s/ ReiJane Huai
                                              ----------------------------------
                                              ReiJane Huai
                                              President, Chief Executive Officer
                                              and Chairman of the Board

                                       28

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS,  that each person whose signature  appears below constitutes and appoints each of ReiJane Huai and James Weber his true and lawful  attorneys-in-fact  and  agent,  with  full  power  of  substitution  and resubstitution,  for and in his or her  name,  place and  stead,  in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same,  with all exhibits  thereto,  and other  documents in  connection therewith,  with the  Securities  and Exchange  Commission,  granting  unto said attorney-in-fact  and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all  intents  and  purposes  as he or she might or could do in  person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

          Signature                        Title                     Date
/s/ ReiJane Huai              President, Chief Executive       August 15, 2007
----------------------        Officer and Chairman of the
ReiJane Huai                  Board (Principal Executive
                              Officer)

/s/ James Weber               Vice President and Chief         August 15, 2007
----------------------        Financial Officer (Principal
James Weber                   Financial Officer and Principal
                              Accounting Officer)

/s/ Lawrence S. Dolin         Director                         August 15, 2007
----------------------
Lawrence S. Dolin

/s/ Steven R. Fischer         Director                         August 15, 2007
----------------------
Steven R. Fischer

/s/ Steven L. Bock            Director                         August 15, 2007
----------------------
Steven L. Bock

/s/ Patrick B. Carney         Director                         August 15, 2007
----------------------
Patrick B. Carney

/s/ Alan W. Kaufman           Director                         August 15, 2007
----------------------
Alan W. Kaufman

                                       29

                                  EXHIBIT INDEX

        4.1    Amended and Restated 2006 Incentive Plan,  incorporated herein by reference to exhibit 99.1 to the  Company's  quarterly  report on
               Form 10-Q for the quarter ended March 31, 2007,  filed on May 10,
               2007.

        4.2    2007 Outside Directors Equity Compensation Plan,  incorporated by reference to the Company's  quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed on May 10, 2007.

       *5.1    Opinion of Olshan  Grundman Frome  Rosenzweig & Wolosky LLP as to
               the legality of the stock covered by this registration statement.

      *23.1    Consent of KPMG LLP,  independent  registered  public  accounting firm.

      *23.2    Consent  of  Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
               (included in exhibit 5.1).

       24.1    Powers  of  Attorney,  included  on the  signature  page  to this
               Registration Statement.

------------
*     Filed herewith.

                                       30